                                                                     Exhibit 5.1

                                 Kevin M. Murphy
                                 Attorney at Law
                                 6402 Scott Lane
                              Pearland, Texas 77581
                                 (281) 804-1174
                             info@kevinmurphylaw.com

                                March 14th, 2012

American Oil & Gas Inc.
Robert Michael Gelfand
Suite 400 - 601 West Broadway
Vancouver, BC,  Canada
V6T1B7

Re: American Oil & Gas Inc., Form S-1 Registration Statement

Mr. Gelfand:

I refer to the above-captioned registration statement on Form S-1 ("Registration
Statement")  under the  Securities  Act of 1933,  as amended ( "Act"),  filed by
American Oil & Gas, Inc., a Nevada Corporation ("Company"),  with the Securities and Exchange Commission.  The Registration  Statement related to the offering of
10,000,000  shares of the Company's common stock ("Common  Stock").  Such shares are to be issued under the Registration Statement and the relating prospectus to be filed with the  Commission.  The details of the offering are described in the
Registration Statement on Form S-1.

I have  examined  the  originals,  or  photocopies,  certified  copies  or other evidence  of such  records  of the  Company,  certificates  of  officers  of the
Company,  and other documents as I have deemed relevant and necessary as a basis for the opinion hereinafter expressed.  In such examination,  I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as certified copies or photocopies and the authenticity of the originals of such documents.
Based on my examination  mentioned  above,  I am of the opinion that  10,000,000 shares of common  stock to be  offered  and sold are duly  authorized  shares of common stock will, when sold, be legally issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as Exhibit 5 to the  Registration
Statement  and  to  the  reference  to my  firm  under  "Legal  Matters"  in the
Registration Statement.

Sincerely,

/s/ Kevin M. Murphy
-----------------------------
Kevin M. Murphy